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Exhibit 99.3

CONSENT OF NEEDHAM & COMPANY, INC.

        We hereby consent to the inclusion in the Proxy Statement/Prospectus of REMEC, Inc. ("REMEC") and Proxy Statement of Spectrian Corporation ("Joint Proxy Statement/Prospectus") forming part of this Amendment No. 1 to Registration Statement on Form S-4 of our opinion dated October 29, 2002 to the Board of Directors of REMEC attached as Annex B to the Joint Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary of the Joint Proxy Statement/Prospectus—"Questions and Answers about the Merger" and "The Merger—Background of the merger," "—REMEC's reasons for the merger," and "—Opinion of financial advisor to REMEC." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/  NEEDHAM & COMPANY, INC.

November 15, 2002

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  Exhibit 99.3
CONSENT OF NEEDHAM & COMPANY, INC.